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                                                                    Exhibit (21)

                         THE McGRAW-HILL COMPANIES, INC.

Subsidiaries of Registrant

Listed below are all the subsidiaries of Registrant, except certain inactive subsidiaries and certain other McGraw-Hill's subsidiaries which are not included in the listing because considered in the aggregate they do not constitute a significant subsidiary as of the end of the year covered by this Report.

                                                                State or                         Percentage
                                                              Jurisdiction                       of Voting
                                                                   of                            Securities
                                                              Incorporation                        Owned
                                                              -------------                      ----------
The McGraw-Hill Companies, Inc.                               New York                           Registrant
CM Research, Inc.                                             New York                               100
Capitol Radio Engineering
    Institute, Inc.                                           Delaware                               100
  *National Radio Institute                                   Delaware                               100
Computer and Communications
    Information Group, Inc.                                   New Jersey                             l00
DRI Europe, Inc.                                              Delaware                               100
International Advertising/
    McGraw-Hill, Inc.                                         Delaware                               100
J.J. Kenny Company, Inc.                                      New York                               100
  *J.J. Kenny Drake, Inc.                                     New York                               100
  *Kenny Services, Inc.                                       New York                               100
  *Liberty Brokerage Investment Corp.                         Delaware                                25
McGraw-Hill Broadcasting
    Company, Inc.                                             New York                               100
McGraw-Hill Capital Corporation                               Delaware                               100
McGraw-Hill Capital, Inc.                                     New York                               l00
  *International Valuation
    Services, Inc.                                            Delaware                                40
McGraw-Hill Financial Publications, Inc.                      Delaware                               100
McGraw-Hill Interamericana, Inc.                              New York                               100
McGraw-Hill International
    Enterprises, Inc.                                         New York                               100
  *McGraw-Hill Korea, Inc.                                    Korea                                  100
  *McGraw-Hill (Malaysia) Sdn.Bhd                             Malaysia                               100
McGraw-Hill News Bureaus, Inc.                                New York                               100
McGraw-Hill Publications Overseas
    Corporation                                               New York                               100
McGraw-Hill Real Estate, Inc.                                 New York                               100
MMS International                                             Nevada                                 100
Money Market Directories, Inc.                                New York                               l00
Rock-McGraw, Inc.                                             New York                                45
S&P ComStock, Inc.                                            New York                               100
Standard & Poor's International
    Ratings, Ltd.                                             New York                               100
Standard & Poor's Investment Advisory
    Services, Inc.                                            Delaware                               100
Standard & Poor's Ltd.                                        Delaware                               100
Standard & Poor's Securities, Inc.                            Delaware                               l00




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
                                                                State or                         Percentage
                                                              Jurisdiction                       of Voting
                                                                   of                            Securities
                                                              Incorporation                        Owned
                                                              -------------                      ----------
Tower Group International, Inc.                               New York                               100
  *Tower Group International Canada Inc.                      Canada                                 100
Columbia Administration Software
    Publishing Corporation                                    British Columbia                       100
  *Columbia Computing Services, Ltd.                          Canada                                 100
Editora McGraw-Hill de
  Portugal, Ltda.                                             Portugal                               100
Editorial Interamericana, S.A.                                Colombia                               100
Editoriales Pedagogicas
  Associadas, S.A.                                            Guatemala                              100
McGraw-Hill Book Company Australia
    Pty. Limited                                              Australia                              100
  *McGraw-Hill Book Company
    New Zealand, Pty. Limited                                 New Zealand                            100
  *Standard & Poor's (Australia)
    Pty. Ltd.                                                 Australia                              100
McGraw-Hill Data Services -
  Ireland, Ltd.                                               Ireland                                100
McGraw-Hill Holdings (U.K.) Limited                           Great Britain                          100
  *McGraw-Hill International
    (U.K.) Limited                                            Great Britain                          100
McGraw-Hill Information Systems
    Company of Canada Limited                                 Ontario, Canada                        100
McGraw-Hill/Interamericana
    de Chile Limitada                                         Chile                                  100
McGraw-Hill/Interamericana
    de Espana, S.A.                                           Spain                                  100
  *Standard & Poor's Espana, S.A.                             Spain                                  100
McGraw-Hill/Interamericana de Venezuela
    S.A.                                                      Venezuela                              100
McGraw-Hill/Interamericana Editores,
    S.A. de C.V.                                              Mexico                                 100
  *Ediciones Pedagogicas, S.A. de C.V.                        Mexico                                 100
McGraw-Hill/Interamericana, S.A.                              Panama                                 100
  *Editora McGraw-Hill de Espana S.A.                         Panama                                 100
McGraw-Hill Libri Italia                                      Italy                                  100
McGraw-Hill Ryerson Limited                                   Ontario, Canada                         70
Medical China Publishing Limited                              Hong Kong                               25
MHFSCO, Ltd.                                                  U.S. Virgin Islands                    100
Science Research Associates, Pty., Ltd.                       Australia                              100
Science Research Associates, Limited                          United Kingdom                         100
Standard & Poor's - ADEF                                      France                                 100
Standard & Poor's International, S.A.                         Belgium                                100
Standard & Poor's - Nordisk Rating AB                         Sweden                                 100
Standard & Poor's, S.A. de C.V.                               Mexico                                 100
Tata McGraw-Hill Publishing Company
  Private Limited                                             India                                   66

*Subsidiary of a subsidiary.




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